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                                JOINT FILING AGREEMENT

      In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock of American Coin Merchandising, Inc. and that this Agreement be filed as an Exhibit to such statement on Schedule 13D.

      IN WITNESS WHEREOF, the undersigned hereby execute this Agreement effective as of the 19th day of September, 2001.

                               CRANE MERGERCO. HOLDINGS, INC.

                               By: /s/ William F. Dawson, Jr.
                                   -----------------------------------------
                                         William F. Dawson, Jr.
                                         President


                                WELLSPRING CAPITAL MANAGEMENT LLC

                                By: /s/ Greg S. Feldman
                                   -----------------------------------------
                                         Greg S. Feldman
                                         Managing Member


                                /s/ Greg S. Feldman
                                --------------------------------------------
                                    GREG S. FELDMAN